INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Telecommunications, Inc.

We consent to the use of our report, dated November 26, 1997, incorporated by reference in the Registration Statement on Form S-8, dated May 29, 1998, of GST Telecommunications, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Portland, Oregon
May 29, 1998